EXHIBIT 5.1

October 4, 2016

Matter No.:956268

Doc Ref: 11350560v2

284-852-1111

audrey.robertson@conyersdill.com

AquaVenture Holdings Limited

Commerce House

Wickhams Cay I

Road Town, Tortola

British Virgin Islands

Dear Sirs,

Re:                 Registration Statement on Form S-1 of AquaVenture Holdings Limited

(the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with its filing of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended with the U.S. Securities and Exchange Commission in connection with the offering and sale by the Company of 7,475,000 ordinary shares of no par value (the “Shares”), including Shares purchasable by the underwriters upon their exercise of an over-allotment option granted to the underwriters by the Company.  The Shares are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed the certificate of incorporation, the memorandum of association and the articles of association of the Company, and a company search as obtained from the Registrar of Corporate Affairs on 19 September, 2016, resolutions in writing signed by all the directors of the Company and dated 22 September, 2016 (the “Resolutions”), a certificate of good standing issued by the Registrar of Corporate Affairs and dated 21 September, 2016, a certificate issued by Codan Trust Company (B.V.I.) Ltd. in its capacity as registered agent to the Company and dated 21 September, 2016 (the “Registered Agent’s Certificate”) and the register of members of the Company, attached to the Registered Agent’s Certificate, the books and records of the Company maintained by Codan Managements (B.V.I.) Ltd. in its capacity as company secretary of the Company as at the date hereof and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (c) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; and (e) that the contents of the Registered Agent’s Certificate are true and correct as at 21 September, 2016 and as at the date hereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands.  This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.  This opinion is issued solely for the purposes of filing the Registration Statement and the issuance of the Shares by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.                                      The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (which good standing means solely that it has not failed to make any filing with any the British Virgin Islands governmental authority or to pay any the British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.                                      The Shares have been duly authorized by the Company and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable ordinary shares of the Company.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman